Exhibit 99.1

[GRAPHIC OMITTED]

Contact:      Rick Matthews
              Rubenstein Associates
              (212) 843-8267


                Capital Trust Reports First Quarter 2006 Results
                ------------------------------------------------


NEW YORK, NY - May 4, 2006 - Capital Trust, Inc. (NYSE: CT) today reported first quarter 2006 net income of $0.71 per share (diluted), an increase of 18% compared to $0.60 per share (diluted) for the comparable period of the prior year.

"We are pleased to kick off 2006 with another strong quarter," said John Klopp, Capital Trust's CEO. "Highlights included over $439 million of balance sheet originations and the closing of our fourth CDO. While the market remains competitive, we continue to find solid investment opportunities and to improve our liability structure."

The Company will conduct a conference call at 10:00 a.m. Eastern Time on May 5, 2006 to discuss first quarter 2006 results. Interested parties can access the call toll free by dialing (800) 540-0559. The conference ID is "CAPITAL." A recorded replay will be available from 12:00 p.m. on May 5, 2006 through midnight on May 19, 2006. The replay call number is (800) 839-9886.

Selected financial highlights for the quarter are outlined below:


Balance Sheet
-------------

Total assets were $1.9 billion at March 31, 2006, reflecting a $361 million (23%) increase from December 31, 2005. New originations of CMBS and loans, including the acquisition of $303 million of CMBS in conjunction with issuance of the Company's fourth collateralized debt obligation ("CDO IV"), accounted for the first quarter net increase in assets. During the three months ended March 31, 2006, the Company made six new loans, 31 CMBS investments and a total return swap investment aggregating $439 million, received nine loan satisfactions totaling $52 million and recorded partial repayments on 23 assets totaling $10 million.

New Originations (rates and ratings at March 31, 2006)
o Interest earning assets (CMBS, loans and total return swaps) originated during the quarter totaled $439 million and had a weighted average all-in effective rate of 7.14%
o $335 million (76%) of the originations were CMBS investments with a weighted average all-in effective rate of 6.11% and a weighted average rating of BBB-


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Capital Trust
Page 2


o $102 million (23%) of the originations were loan investments with a weighted average all-in effective rate of 10.43% and a weighted average appraised last dollar loan-to-value of 71%
o $1 million of the originations were total return swaps with an all-in effective rate of return of 18.03%

Interest Earning Assets (rates and ratings at March 31, 2006)
o Interest earning assets (CMBS, loans and total return swaps) totaled $1.9 billion and had a weighted average all-in effective rate of 8.08%
o $815 million (44%) of the portfolio were CMBS investments with a weighted average all-in effective rate of 7.24% and a weighted average rating of BB
o $1.0 billion (56%) of the portfolio were loan investments with a weighted average all-in effective rate of 8.69% and a weighted average appraised last dollar loan-to-value of 65%
o $5 million of the portfolio were total return swaps with an all-in effective rate of return of 21.21%

Total interest bearing liabilities were $1.6 billion at March 31, 2006, of which $1.3 billion (81%) were comprised of CDOs that provide the Company with non-recourse, non-mark-to-market, index matched financing. In March 2006, the Company closed CDO IV, a $489 million static pool CDO collateralized primarily by CMBS. The Company sold $429 million of investment grade rated notes and retained all of the below investment grade notes as well as all of the equity in the issuers. The CDO structure includes an interest rate swap that effectively matches the interest rate index of the CDO's collateral (86% fixed rate) with the interest rate index of the CDO liabilities sold (96% floating rate). Including the cost of the interest rate swap, the cash cost of debt for CDO IV is 5.52% and, including the amortization of fees and expenses, 5.64% on an all-in effective cost basis. As with all of the Company's CDOs, CDO IV is accounted for on a consolidated basis and CT Investment Management Co., LLC, a wholly owned subsidiary, serves as the collateral manager.

In February, the Company completed its first issuance of trust preferred securities, selling $50 million of securities in a private placement by its statutory trust subsidiary, CT Preferred Trust I. The trust preferred securities have a 30-year term ending April 2036, are redeemable at par on or after April 30, 2011 and pay distributions at a fixed rate of 7.45% for the first ten years ending April 2016 and thereafter at a floating rate of three month LIBOR plus 2.65%. The trust preferred securities are not consolidated in the Company's financial statements and are presented as junior subordinated debentures in the liability section of the balance sheet.

At quarter end, the Company's $1.6 billion of interest bearing liabilities carried a weighted average cash coupon of 5.53% and a weighted average all-in effective rate of 5.75%.

At March 31, 2006, the Company had $9 million of unrestricted and restricted cash, $112 million of available borrowings and an additional $685 million of committed capacity under its repurchase agreements. With the liabilities related to the new trust preferred securities counted as debt, at March 31, 2006, the Company's debt-to-equity ratio was



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Capital Trust
Page 3


4.5-to-1 compared to 3.6-to-1 at December 31, 2005. With the trust preferred securities counted as equity, the Company's debt-to-equity ratio was 3.8-to-1 at March 31, 2006.

Based on GAAP shareholders' equity, book value per share was $22.38 at March 31, 2006, compared to $21.91 at December 31, 2005. Included in these calculations are 143,401 and 128,844 shares representing in-the-money options at March 31, 2006 and December 31, 2005, respectively, in addition to the common and restricted shares and stock units outstanding.


Operating Results
-----------------

The Company reported net income of $11 million for the three months ended March 31, 2006, an increase of $1.8 million (20%) from net income of $9.2 million for the three months ended March 31, 2005. On a per share basis, earnings per share increased from $0.60 per share (diluted) to $0.71 per share (diluted), an 18% year-over-year increase. The increase was primarily the result of higher net interest income from loans and other investments (due to both higher levels of aggregate investments and increases in average LIBOR), partially offset by lower levels of incentive management fees collected from managed funds.

Interest and related income from loans and other investments amounted to $31.6 million for the three months ended March 31, 2006, an increase of $15.9 million or 102% from the $15.7 million for the three months ended March 31, 2005. The increase in interest income was due to the growth in interest earning assets and a higher average LIBOR rate, which increased by 2.0% from 2.6% for the three months ended March 31, 2005 to 4.6% for the quarter ended March 31, 2006.

Interest and related expenses (including expenses related to the trust preferred securities) amounted to $17.3 million for the three months ended March 31, 2006, an increase of $11.5 million from the $5.8 million for the three months ended March 31, 2005. The increase in expense was due to higher levels of outstanding interest bearing liabilities during the period, as well as an increase in the average LIBOR rate. The increase in interest expense was partially offset by the continued decline in credit spreads on the Company's liabilities from the increased use of CDOs and more favorable terms under the Company's repurchase facilities.

Other revenues decreased to $1.3 million for the quarter ended March 31, 2006 from $6.5 million for the three months ended March 31, 2005. The change was due to the receipt in the first quarter of 2005 of incentive management fees collected from managed funds, net of related expenses.

General and administrative expenses decreased $629,000 to $5.1 million for the three months ended March 31, 2006 from $5.8 million for the quarter ended March 31, 2005. The decrease in general and administrative expenses was primarily due to lower employee compensation costs related to incentive management fees collected from managed funds.


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Capital Trust
Page 4


The Company recorded a GAAP benefit for income taxes of $701,000 in the first quarter of 2006, compared to a provision for income taxes of $1.3 million for the three months ended March 31, 2005. The tax benefit was triggered by an operating loss for the quarter at CT Investment Management Co., LLC, a wholly-owned taxable REIT subsidiary.


Dividends
---------

On March 15, 2006, the Company's board of directors declared a first quarter 2006 cash dividend of $0.60 per share of class A common stock. The cash dividend was paid on April 14, 2006 to stockholders of record on March 31, 2006.


Forward-Looking Statements
--------------------------

The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, the continued credit performance of the Company's loan and CMBS investments, the asset/liability mix, the effectiveness of the Company's hedging strategy and the rate of repayment of the Company's portfolio assets, as well as other risks indicated from time to time in the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


About Capital Trust
-------------------

Capital Trust, Inc. is a finance and investment management company that specializes in credit-sensitive structured financial products. To date, the Company's investment activities have focused primarily on the U.S. commercial real estate subordinate debt markets. Capital Trust executes its business both as a balance sheet investor and as an investment manager through its CT Mezzanine Partners family of funds. Capital Trust is a real estate investment trust traded on the New York Stock Exchange under the symbol "CT." The Company is headquartered in New York City.


Tables to follow

                      Capital Trust, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                      March 31, 2006 and December 31, 2005
                                 (in thousands)

                                                                                                March 31,             December 31,
                                                                                                  2006                    2005
                                                                                          --------------------    ------------------
                                                                                              (unaudited)              (audited)


                                         Assets
  Cash and cash equivalents                                                                 $        5,203          $       24,974
  Restricted cash                                                                                    3,455                   1,264
  Commercial mortgage-backed securities                                                            814,873                 487,970
  Loans receivable                                                                               1,030,339                 990,142
  Total return swaps                                                                                 5,138                   4,000
  Equity investment in CT Mezzanine Partners II LP ("Fund II"), CT MP II LLC
     ("Fund II GP") and CT Mezzanine Partners III, Inc. ("Fund III") (together
     "Funds")                                                                                       14,307                  14,301
  Deposits and other receivables                                                                     3,994                   5,679
  Accrued interest receivable                                                                       10,912                   9,437
  Interest rate hedge assets                                                                         7,677                   2,273
  Deferred income taxes                                                                              4,104                   3,979
  Prepaid and other assets                                                                          18,316                  13,511
                                                                                          --------------------    ------------------
Total assets                                                                                $    1,918,318          $    1,557,530
                                                                                          ====================    ==================




                      Liabilities and Shareholders' Equity

Liabilities:
  Accounts payable and accrued expenses                                                     $       17,895          $       24,957
  Repurchase obligations                                                                           247,881                 369,751
  Collateralized debt obligations ("CDOs")                                                       1,253,068                 823,744
  Junior subordinated debentures held by trust that issued trust preferred
     securities                                                                                     51,550                      --
  Deferred origination fees and other revenue                                                          296                     228
                                                                                          --------------------    ------------------
Total liabilities                                                                                1,570,690               1,218,680
                                                                                          --------------------    ------------------


Commitments and contingencies

Shareholders' equity:
  Class A common stock, $0.01 par value,  100,000 shares authorized,  14,872 and
     14,870 shares issued and outstanding at March 31, 2006 and
     December 31, 2005, respectively ("class A common stock")                                          149                     149
  Restricted class A common stock, $0.01 par value 454 and 404 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively
     ("restricted class A common stock" and together with class A common stock,
     "common stock")                                                                                     5                       4
  Additional paid-in capital                                                                       327,191                 326,299
  Accumulated other comprehensive gain                                                              21,012                  14,879
  Accumulated deficit                                                                                 (729)                 (2,481)
                                                                                          --------------------    ------------------
Total shareholders' equity                                                                         347,628                 338,850
                                                                                          --------------------    ------------------
Total liabilities and shareholders' equity                                                  $    1,918,318          $    1,557,530
                                                                                          ====================    ==================

                      Capital Trust, Inc. and Subsidiaries
                        Consolidated Statements of Income
                   Three Months Ended March 31, 2006 and 2005
                 (in thousands, except share and per share data)
                                   (unaudited)

                                                                                     Three Months Ended
                                                                                         March 31,
                                                                         -------------------------------------------
                                                                               2006                     2005
                                                                         ------------------      -------------------
Income from loans and other investments:
   Interest and related income                                             $       31,633          $       15,696

   Less:  Interest and related expenses                                            17,269                   5,752
                                                                         ------------------      -------------------

     Income from loans and other investments, net                                  14,364                   9,944
                                                                         ------------------      -------------------

Other revenues:
   Management and advisory fees from Funds                                            736                   7,904
   Income/(loss) from equity investments in Funds                                     319                  (1,422)
   Other interest income                                                              231                      25
                                                                         ------------------      -------------------
     Total other revenues                                                           1,286                   6,507
                                                                         ------------------      -------------------

 Other expenses:
   General and administrative                                                       5,126                   5,755
   Depreciation and amortization                                                      276                     279
                                                                         ------------------      -------------------
     Total other expenses                                                           5,402                   6,034
                                                                         ------------------      -------------------

 Income before income taxes                                                        10,248                  10,417
   (Benefit)/provision for income taxes                                              (701)                  1,267
                                                                         ------------------      -------------------
Net income allocable to common stock                                       $       10,949          $        9,150
                                                                         ==================      ===================

Per share information:
   Net earnings per share of common stock
     Basic                                                                 $         0.72          $         0.61
                                                                         ==================      ===================
     Diluted                                                               $         0.71          $         0.60
                                                                         ==================      ===================

   Weighted average shares of common stock outstanding
     Basic                                                                     15,304,948              15,087,753
                                                                         ==================      ===================
     Diluted                                                                   15,519,336              15,320,451
                                                                         ==================      ===================

   Dividends declared per share of common stock                            $         0.60          $         0.55
                                                                         ==================      ===================